EXHIBIT 10.41 C

STEEL DYNAMICS, INC.

LONG-TERM INCENTIVE COMPENSATION PROGRAM

(pursuant to the provisions of the Amended and Restated
Steel Dynamics, Inc. 2006 Equity Incentive Plan)

Set forth below are the terms and conditions of Steel Dynamics, Inc.’s Long-Term Incentive Compensation Program (“LTIP”), adopted by the company’s Compensation Committee (the “Committee”) on August 15, 2012, pursuant to the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan, including, without limitation, Sections 7.3 (Performance Awards) and 7.1. (Restricted Stock Awards) thereof.

The following terms and conditions of the Company’s LTIP includes the general framework of this performance-based program, utilizing a basic three-year performance period, to be implemented annually by the Committee, through specific awards, performance measures and performance criteria, as the Committee may deem appropriate.  As set forth in Section III.A.2, however, it also includes the Committee’s initial award grant for 2012 only, a single year “transition” award covering the current year only, from January 1, 2012 through December 31, 2012.

The form of each award is in shares of SDI common stock, subject, once earned on the basis of performance (Sections III.B and III.C) through the three-year performance cycle (Section III.A), to an additional two-year service-based vesting requirement (Section II).

I.                                        Eligibility

A.                                    Up to five (5) Steel Dynamics, Inc.’s (SDI’s) senior executives, as determined by the Committee

B.                                    In the future, the Committee may extend the program to additional executives

II.                                   Award Form

A.                                    Performance-based awards payable in shares of SDI common stock.

B.                                    Once earned as of the end of a designated performance period, shares will be subject to an additional two-year service-based vesting requirement

1.                                      Consistent with SDI’s 2008 Executive Incentive Compensation Plan (the “Annual Incentive Plan”), earned shares will vest as to one-third of the shares of SDI common stock covered by the award at the time of amount of the award payout is determined (approximately mid-March of each year), and in two equal installments on the corresponding March dates in each of the first and second years following the year in which the amount of the award payout is determined (for example, March 15, 2014 and March 15, 2015)

a)                                     Upon retirement from SDI at age 59½, or upon a termination of employment in the event of disability, outstanding awards will continue to vest and be payable upon the pre-established vesting dates.

b)                                     Awards vest in full in the event of death

c)                                      Awards vest in full in the event of a change in control of SDI

d)                                     In the event of a termination of employment (other than a retirement, death, or disability, or in the event of a change in control of SDI), accelerated vesting, if any, of outstanding unvested awards will be in the sole discretion of the Committee

III.                              Award Design

A.                                    Performance period

1.                                      Subject to an initial single-year transition period contemplated by Section III.A.2 below, and to the provisions of Section III.A.3 below, the applicable performance period will be a three-year period running from the first day of the first fiscal year in the performance period until the last day of the third fiscal year in the performance period

2.                                      To facilitate transition to full three-year performance period, the Committee made an initial “transition” award covering the following one-year performance period: January 1, 2012 through December 31, 2012, with settlement subject to the Committee’s certification that the performance criteria have been fulfilled;

3.                                      In addition, to maximize the income tax deductibility of future awards, the Committee will consider and, in its sole discretion, act, within the first fiscal quarter of each subsequent fiscal year commencing in 2013, to grant awards based upon (i) a full three-year performance period, and (ii) the applicable performance criteria and comparator group.  In addition, during the first quarter of  2013, the Committee will consider and, in its sole discretion, subject, however, to the identification of the applicable performance criteria and comparator group,  act to grant two additional awards to cover the one-year and two-year performance periods that would precede the first full three-year performance period commencing

January 1, 2013. Thus, for 2013,  the Committee may hereafter consider granting the following three awards:

a)                                     Award #1 — covering the one-year performance period: January 1, 2013 through December 31, 2013, with settlement subject to the Committee’s certification that the performance criteria have been fulfilled;

b)                                     Award #2 — covering the two-year performance period: January 1, 2013 through December 31, 2014, with settlement subject to the Committee’s certification that the performance criteria have been fulfilled; and

c)                                      Award #3 — covering the three-year performance period: January 1, 2013 through December 31, 2015, with settlement subject to the Committee’s certification that the performance criteria have been fulfilled

4.                                      In subsequent years, commencing in the first fiscal quarter of the year, the Committee will consider and, in its sole discretion, act to grant awards based upon a full three-year performance period (for example, the three-year performance period:  January 1, 2014 through December 31, 2016.

a)                                     Thus, in the first quarter of 2014:

(i)                                     Award #1 (covering the one-year performance period: January 1, 2013 through December 31, 2013) will be settled, subject to the Committee’s certification that the performance criteria have been fulfilled;

(ii)                                  Award #2 (covering the two-year performance period: January 1, 2013 through December 31, 2014) will be moving into the second half of its two-year performance period;

(iii)                               Award #3 (covering the two-year performance period: January 1, 2013 through December 31, 2015) will be moving into the second third of its three-year performance period; and

(iv)                              The award, if any, granted in the first fiscal quarter of 2014 (Award #4) will commence the first third of its three-year performance period.

(v)                                 Thus, in this example, the SDI executives will have three awards outstanding throughout fiscal 2014.

b)                                     in the first quarter of 2015:

(i)                                     Award #2 (covering the two-year performance period: January 1, 2013 through December 31, 2014) will be settled, subject to the Committee’s certification that the performance criteria have been fulfilled;

(ii)                                  Award #3 (covering the three-year performance period: January 1, 2013 through December 31, 2015) will be moving into the final third of its three-year performance period;

(iii)                               Award #4 (covering the three-year performance period: January 1, 2013 through December 31, 2016) will be moving into the second third of its three-year performance period; and

(iv)                              The award, if any, granted in the first fiscal quarter of 2015 (Award #5) will commence the first third of its three-year performance period.

(v)                                 Thus, in this example, the SDI executives will still have three awards outstanding throughout fiscal 2015.

c)                                      Going forward, assuming that the Committee decides to make a new award each year, the SDI executives will always have three awards outstanding at any time, with each award at a different stage of progress in its performance cycle.

B.                                    Performance measures

1.                                      Performance measures

a)                                     Revenue growth

(i)                                     (total revenue in current three-year performance period, minus total revenue in previous three-year performance period)/(total revenue in previous three-year performance period)

(ii)                                  for example: ((2013 revenue + 2014 revenue + 2015 revenue) minus(2012 revenue + 2013 revenue + 2014 revenue))/ (2012 revenue + 2013 revenue + 2014 revenue)

b)                                     Operating margin

(i)                                   total operating income  for the three-year performance period/total revenue for the three-year performance period

(ii)                                for example: (2013 operating income + 2014 operating income + 2015 operating income)/(2013 revenue + 2014 revenue + 2015 revenue)

c)                                      Return on invested capital (“ROIC”) (after-tax)

(i)                                   total after-tax net income for the three-year performance period/sum of (total equity + short-term debt and current portion of long-term debt) for three-year performance period

(ii)                                for example: (2013 net income + 2014 net income + 2015 net income)/average 2013 — 2015 (equity + total debt)

(iii)                             Measure net income over the entire performance period and divide by weighted-average capital

d)                                     Return on Equity (“ROE”)

(i)                                   total after-tax net income for the three-year performance period/total equity for the three-year performance period

(ii)                                for example: (2013 net income + 2014 net income + 2015 net income)/average 2013 — 2015 (total equity)

(iii)                             Measure net income over the entire performance period and divide by weighted-average equity

2.                                      Weighting of performance measures

a)                                     The four performance measures are to be equally weighted (25% each)

3.                                      Calculation of performance

a)                                   The results for any performance period (whether one, two, or three years) are to be calculated based on the tracking of the measures over the corresponding fiscal year of SDI and each of the companies in the comparator group.

C.                                    Performance measurement

1.                                      Award payouts are to be determined based on SDI’s relative financial performance as compared to a pre-established group of steel sector competitors, to be identified for each performance cycle at the time contemplated by Section III.A.2, III.A.3 and III.A.4, as applicable.

a)                                  The initial comparator group for purposes of the initial single-year award contemplated by Section III.A.2, and, unless timely modified, for subsequent awards will consist of AK Steel, Allegheny Technologies, Commercial Metals, Nucor, Timken, United States Steel, and Worthington Industries

2.                                      Award calculation

a)                                  Overall economic value of a target award will be established by the Committee based on a multiple of each executive officer’s base salary as of the first day of the performance period (for example, January 1st) .  For purposes only of the initial single-year award contemplated by Section III.A.2, the Committee determined that the applicable multiple of each executive officer’s base salary will be up to one hundred percent (100%), as determined by the Committee.

(i)                                   This value will then be converted into a target number of shares of SDI common stock, using the closing market price of SDI common stock at the close of business on the first day of the performance period

(ii)                                Awards will be granted in the first half of March of each year

b)                                  For each performance measure, the award payout with respect to that measure, applicable during the initial single-year performance period contemplated by Section III.A.2 above, will vary from 50% to 100% of the target number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, depending on SDI’s percentile ranking for that measure as compared to the then applicable steel sector comparator group:

(i)                                   If ranking is below the 25th percentile, the payout will be zero;

(ii)                                If the ranking is equal to the 25th percentile, the payout will be 50% of the target number of shares awarded;

(iii)                             If the ranking is equal to the 50th percentile, the payout will be 75% of the target number of shares awarded;

(iv)                            If the ranking is equal to the 75th percentile, the payout will be 100% of the target number of shares awarded; and

(v)                               For a ranking between the 25th and 75th percentile, the payout will be determined on a linear basis.

c)                                   Example: Executive X receives target award for 200 shares of SDI common stock. One-quarter of target award is subject to relative performance on each of four performance measures.

At end of the performance period, the Committee confirms the following percentile rankings for each of the four performance measures and the award payout with respect to that measure:

- Revenue	90th percentile	100%
- Operating margin	84th percentile	100%
- ROIC	66th percentile	75%
- ROE	51st percentile	75%

The average payout for the entire award is 87.5% (100%+ 100%+75%+75%/4)

The award payout would be 175 shares (200 x 87.5%)